Exhibit 99.1

BIOPHARMX CORPORATION

1098 Hamilton Court

Menlo Park, California 94025

May 11, 2016

To:                             Boards of Directors of BioPharmX Corporation and BioPharmX Inc.

1098 Hamilton Court

Menlo Park, California 94025

Re:                             Resignation as Chief Executive Officer, Treasurer and Board Member of BioPharmX Corporation and as Chief Executive Officer, Chief Financial Officer, Treasurer, Chairman of the Board and Board Member of BioPharmX Inc., a wholly-owned subsidiary of BioPharmX Corporation.

All:

I, James Pekarsky, hereby resign from all positions with BioPharmX Corporation, a Delaware corporation, specifically including, but not limited to, my positions as Chief Executive Officer, Treasurer and Board Member, effective as of the date hereof.  Additionally, I hereby resign from all positions with BioPharmX Inc., a Nevada corporation and wholly-owned subsidiary of BioPharmX Corporation, specifically including, but not limited to, my positions as Chief Executive Officer, Chief Financial Officer, Treasurer, Chairman of the Board and Board Member, effective as of the date hereof.  My decision is not due to a disagreement with the companies on any matter related to their operations, policies or practices.

/s/ James Pekarsky
James Pekarsky